BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS

                                                              High Ridge Commons
                                                                Suites 400 - 403
                                                     200 Haddonfield Berlin Road
                                                             Gibbsboro, NJ 08026

                                                                    EXHIBIT 23.1

Securities and Exchange Commission
Washington, DC 20549


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We hereby consent to the use in this Amendment No. 1 of the Registration Statement on Form SB-2 of our report dated October 27, 2006, relating to the consolidated financial statements of Conolog Corporation and Subsidiaries and to the reference to our Firm under the caption "Experts" in the Prospectus.

Bagell, Josephs, Levine & Company, L.L.C.
Bagell, Josephs, Levine & Company, L.L.C.
Gibbsboro, New Jersey
July 11, 2007